UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2024

LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in its charter)

Delaware Delaware	1-36756 1-12407	47-0961620 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
5321 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225)
926-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Lamar Advertising Company securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC
Lamar Media Corp. securities registered pursuant to Section 12(b) of the Act: none
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).

Lamar Advertising Company	Emerging growth company ☐

Lamar Media Corp.	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Lamar Advertising Company ☐
Lamar Media Corp. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On October 15, 2024, Lamar Advertising Company’s (the “
Company
”) direct wholly owned subsidiary, Lamar Media Corp. (“
Lamar Media
”), and indirect wholly-owned special purpose subsidiaries, Lamar QRS Receivables, LLC and Lamar TRS Receivables, LLC (collectively, the “
SPEs
”), entered into the Seventh Amendment, dated as of October 15, 2024 (the “
Amendment
”), to the Receivables Financing Agreement, dated December 18, 2018, by and among Lamar Media, as Initial Servicer, the SPEs, as Borrowers, PNC Bank, National Association, as Administrative Agent and a Lender, PNC Capital Markets LLC, as Structuring Agent and Sustainability Agent, and certain lenders from time to time party thereto (such agreement, as amended, the “
Receivables Financing Agreement
”). Capitalized terms not defined herein shall have the meanings set forth in the Receivables Financing Agreement.
The Amendment extends the maturity date of the accounts receivable securitization program established under the Receivables Financing Agreement (the “
Accounts Receivable Securitization Program
”) to October 15, 2027;
provided
, that, if on the date (a “
Springing Maturity Test Date
”) that is 91 days prior to the then scheduled maturity date of Lamar Media’s $600.0 million Term Loan B facility (the “
Term Loan B Facility
”) (which is currently February 6, 2027), (a) any of the outstanding Term B Loans has a scheduled maturity date prior to the date that is 91 days prior to the then scheduled maturity date of Lamar Media’s $750.0 million revolving credit facility (the “
Revolving Credit Facility
”) (which is currently July 31, 2028)
and
(b) the Company and its restricted subsidiaries do not have sufficient liquidity (defined as (i) unused commitments under the Revolving Credit Facility plus (ii) unrestricted cash and cash equivalents of the Company and its restricted subsidiaries plus (iii) borrowing availability under the Accounts Receivable Securitization Program) to repay in full the aggregate outstanding amount (including all accrued and unpaid interest, premiums and make-whole amounts (if any)) of the Term Loan B Facility, then the Accounts Receivable Securitization Program will mature on such Springing Maturity Test Date.
The Administrative Agent and its affiliates perform various financial advisory, investment banking and commercial banking services from time to time for Lamar Media and its affiliates, for which they receive customary fees. The Administrative Agent is a lender under Lamar Media’s senior credit facility, for which it receives customary fees and expense reimbursement in connection therewith.
The description above is qualified in its entirety by the Amendment filed as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Seventh Amendment to the Receivables Financing Agreement, dated as of October 15, 2024, among Lamar Media, as Initial Servicer, the SPEs, as Borrowers, and PNC Bank, National Association, as Administrative Agent and a Lender.

104	Cover Page Interactive Data File - (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: October 21, 2024	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer, and Treasurer

Date: October 21, 2024	LAMAR MEDIA CORP.

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer, and Treasurer